Exhibit 10.32

SECURITY AGREEMENT

This Security Agreement is made and entered into as of April 30, 2010, by and between M&I Marshall & Ilsley Bank (the “Bank”) and Aerosonic Corporation, a Delaware corporation (“Borrower”).

Recitals

A. Borrower desires to obtain the Loan (as hereinafter defined) from Bank, the proceeds of which will be used by Borrower as specified in the Loan Agreement; and

B. Bank is willing to extend the Loan to Borrower to be used as specified in the Loan Agreement, subject to the requirement that Borrower grant to Bank a lien and security interest covering all Property of Borrower; and

C. This Agreement is executed and delivered by Borrower as a material inducement to Bank to enter into the Loan Agreement.

Now, Therefore, for and in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt, legal sufficiency and reasonably equivalent value of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	RECITALS APPROVED

The foregoing recitals are true and correct and are incorporated by reference into and made a part of this Agreement.

2.	DEFINITIONS AND OTHER MATTERS

Unless the context otherwise requires, the capitalized and uncapitalized terms, as the case may be, defined in this section 2, have the meanings set forth in this section when used in this Agreement and are equally applicable to both the singular and plural forms of the defined terms.

“Agreement” means this Security Agreement.

“Attorneys’ Fees” means reasonable attorneys’ fees and related costs and expenses, including paralegal fees, incurred in all matters of collection, enforcement, construction and interpretation, whether incurred before, during or after the institution of any trial or other Proceeding.

“Collateral” has the meaning assigned to that term in section 3.

“Event of Default” has the meaning assigned to that term in section 14.

“Governmental Authority” has the meaning assigned to that term in the Loan Agreement.

“Lien” has the meaning assigned to that term in the Loan Agreement.

“Loan” has the meaning assigned to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement of even date entered into by and between Bank and Borrower.

“Loan Documents” has the meaning assigned to that term in the Loan Agreement.

“Notes” has the meaning assigned to that term in the Loan Agreement.

“Permitted Lien” has the meaning assigned to that term in the Loan Agreement.

“Person” has the meaning assigned to that term in the Loan Agreement.

“Proceeding” has the meaning assigned to that term in the Loan Agreement.

“Property” means all property, whether real, personal, mixed, tangible or intangible, and all interests in property, whether as owner, lessor, lessee, licensee or otherwise.

“Secured Obligations” means and refers, separately and together, to the following:

All debt, liability, obligation and duty owed by Borrower to Bank, whether absolute or contingent, due or to become due, whether now existing or hereafter arising, including all debt, liability, obligation and duty of Borrower to Bank under each of the Loan Documents, as the same may be modified, amended and/or restated and in legal force and effect at the time, including all amounts payable by Borrower under the Notes, and all extensions, renewals, refinancings, modifications, amendments, replacements, consolidations, conversions or increases to any of the foregoing.

All debt, liability, obligation and duty owed by Borrower to Bank under any and all other loans, advances, overdrafts, indebtedness, liabilities and obligations now or hereafter owed by Borrower to Bank, of every kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, whether several, joint or joint and several, whether liquidated or unliquidated, whether legal or equitable, whether disputed or undisputed, whether secured or unsecured, or whether arising under this Agreement or any of the other Loan Documents or any other document or instrument, including advances made by Bank to pay or discharge any other lien, security interest or encumbrance upon the Collateral, and all advances made by Bank to protect the Collateral, and/or Bank’s security interest therein; and all costs, expenses and fees, including Attorneys’ Fees and costs for all Proceedings, incurred by Bank pursuant to this Agreement or any of the other Loan Documents.

All fees, costs and expenses (including Attorneys’ Fees and expenses) incurred by Bank in attempting to collect any amount due under any of the Loan Documents, or in prosecuting any action against Borrower, Guarantors, or any of them, whether jointly or severally, under any of the Loan Documents, and all interest, fees, costs and expenses owing to Bank after the commencement of bankruptcy proceedings with respect to Borrower, Guarantors or any other guarantor of all or part of the Secured Obligations (whether or not the same may be collected while such Proceeding is pending).

All liability and obligation of Borrower to Bank under this Agreement.

All costs and expenses, including Attorneys’ Fees and costs for all Proceedings, incurred by Bank, in connection with the collection of the Secured Obligations, to obtain, preserve, perfect and enforce the lien and security interest, and the priority of the lien and security interest in the Collateral granted by this Agreement, for the preservation of the Collateral, and in foreclosure of that lien and security interest, including all costs and expenses incurred in the sale or other disposition of the Collateral, or any portion thereof, and funds advanced for the payment of any taxes, assessments, insurance premiums, repairs, rent, storage charges, advertising costs, brokerage fees and expenses of sale in connection therewith.

“Subsidiary” has the meaning assigned to that term in the Loan Agreement.

“Uniform Commercial Code,” unless otherwise expressly provided in this Agreement, or unless the context in which used clearly indicates otherwise, means the Uniform Commercial Code as in effect from time to time in the State of Florida. If by reason of mandatory provisions of law, any or all matters relating to the perfection, the effect of perfection or nonperfection, or priority of Bank’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, the term “Uniform Commercial Code” means, for purposes of those provisions of this Agreement that relate to such perfection, the effect of perfection or nonperfection, or priority and for purposes of definitions relating to those provisions, the Uniform Commercial Code as in effect at such time in that other jurisdiction. Unless the context in which they are used clearly suggests otherwise, terms used in this Agreement that have a specific meaning for purposes of the Uniform Commercial Code have the meanings assigned to those terms by the Uniform Commercial Code.

Other Terms. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement but are defined in the Loan Agreement have the meanings assigned to those terms in the Loan Agreement.

3.	GRANT OF LIEN AND SECURITY INTEREST IN THE COLLATERAL

Borrower hereby grants to Bank, its successors and assigns, as collateral security for the Secured Obligations, a lien and security interest in and to all Property of Borrower, wherever located, however arising or created, and whether now owned or existing or hereafter arising, created or acquired, including all proceeds and products thereof, whether tangible or intangible, including proceeds of insurance, and all of Borrower’s right, title and interest in and to each and all of the following items of Property within the meaning of the Uniform Commercial Code, and all proceeds and products thereof (collectively the “Collateral”):

Account.

Chattel paper.

Payment intangible.

General intangible.

Money.

Deposit account.

Document.

Instrument.

Investment property.

Letter-of-credit right.

Commercial tort claim.

Goods.

Equipment.

Inventory.

Record.

Notwithstanding anything to the contrary, the types or items of Collateral described in this section do not include any rights or interest in any Property of Borrower to the extent that the granting of a lien or security interest therein to Bank under this Agreement is prohibited as a matter of law.

4.	FINANCING STATEMENTS

Borrower hereby irrevocably authorizes Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets or personal property of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the Uniform Commercial Code or analogous provisions of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower (if required by the applicable jurisdiction) and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Bank promptly upon Bank’s request.

5.	LETTER-OF-CREDIT RIGHTS

If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Bank thereof and, at the request and option of Bank, Borrower shall, pursuant to an agreement in form and substance satisfactory to Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Bank of the proceeds of any drawing under the letter of credit or (ii) arrange for Bank to become the transferee beneficiary of the letter of credit, with Bank agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied (x) in the absence of an Event of Default, as Borrower shall direct, or (y) after an Event of Default shall have occurred and be continuing, towards payment of the Secured Obligations.

6.	INVESTMENT PROPERTY

If Borrower shall at any time hold or acquire any certificated securities, Borrower shall forthwith endorse, assign and deliver the same to Bank, accompanied by such instruments of transfer or assignment duly executed in blank as Bank may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Bank thereof and, at Bank’s request and option, pursuant to an agreement in form and substance satisfactory to Bank, either (a) cause the issuer to agree to comply with instructions from Bank as to those securities, without further consent of Borrower or such nominee, or (b) arrange for Bank to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower shall immediately notify Bank thereof and, at Bank’s request and option, pursuant to an agreement in form and substance satisfactory to Bank, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Bank to such commodity intermediary, in each case without further consent of Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for Bank to become the entitlement holder with respect to such investment property, with Borrower being permitted, only with the consent of Bank, to exercise rights to withdraw or otherwise deal with such investment property. Bank agrees with Borrower that Bank shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this section shall not apply to any financial assets credited to a securities account for which Bank is the securities intermediary.

7.	COLLATERAL IN THE POSSESSION OF A BAILEE

If any goods comprising the Collateral are at any time in the possession of a bailee, Borrower shall promptly notify Bank thereof and, if requested by Bank, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Bank, that the bailee holds such Collateral for the benefit of Bank and shall act upon the instructions of Bank, without the further consent of Borrower. Bank agrees with Borrower that Bank shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

8.	ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS

If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in §201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Bank thereof and, at the request of Bank, shall take such action as Bank may reasonably request to vest in Bank control under §9-105 of the Florida Uniform Commercial Code of such electronic chattel paper or control under §201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Bank agrees with Borrower that Bank will arrange, pursuant to procedures satisfactory to Bank and so long as such procedures will not result in Bank’s loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under §9-105 of the Florida Uniform Commercial Code or, as the case may be, §201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.

9.	COMMERICAL TORT CLAIMS

If Borrower at any time holds or acquires a commercial tort claim in excess of Twenty-five Thousand Dollars ($25,000.00), upon the filing of a complaint or counter-claim for such claim, Borrower shall promptly furnish to Bank copies of all pleadings made in connection therewith, and shall grant to Bank in writing, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

10.	PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER

If Borrower shall at any time hold or acquire any promissory notes or tangible chattel paper, Borrower shall forthwith endorse, assign and deliver the same to Bank, accompanied by such instruments of transfer or assignment duly executed in blank as Bank may from time to time specify.

11.	SUBSIDIARIES

Borrower agrees that it will promptly cause any future, direct or indirect, Subsidiary of Borrower to execute and deliver to Bank a security agreement, in a form and substance satisfactory to Bank as Bank shall determine in its sole discretion, covering all Property of that future Subsidiary and granting to Bank a perfected, first priority lien and security interest therein, as collateral security for the Secured Obligations.

12.	BORROWER’S WARRANTIES AND REPRESENTATIONS

Borrower covenants, represents, warrants and promises to Bank that:

Organization. Borrower is duly organized and validly existing as a corporation under the laws of the State of Delaware and is in good standing.

Authority. Borrower has the authority to execute, deliver and perform this Agreement; the execution and performance of this Agreement have been duly authorized by all necessary corporate and shareholder action on the part of Borrower, and this Agreement is the legal and binding obligation of Borrower, enforceable in accordance with its provisions.

Place of Business: Chief Executive Office. Borrower’s place of business and chief executive office is located at 1212 N. Hercules Avenue, Clearwater, Florida 33765. Borrower does not have a place of business outside of the State of Florida or Pinellas County, Florida.

Location of Collateral. The Collateral is located at 1212 N. Hercules Avenue, Clearwater, Florida 33765, in the County of Pinellas. All Collateral owned or in the possession of Borrower as of the date of this Agreement has been located continuously in the County of Pinellas, State of Florida, for the preceding four (4) months.

Collateral is Business Property. The Collateral is used by Borrower for business purposes in the ordinary conduct of Borrower’s business, and is not used for household or personal purposes, and does not constitute consumer goods within the meaning of the Uniform Commercial Code.

Ownership of Collateral. Borrower is the direct and beneficial owner of the Collateral. Borrower has, and as to any after-acquired Collateral that becomes subject to this Agreement, will have, good, indefeasible and merchantable title to, and ownership of, the Collateral.

No Prior Liens. The Collateral is free and clear of any and all Liens, except for the Lien granted to Bank pursuant to this Agreement and any Permitted Lien. Except for any financing statement filed in favor of Bank or in connection with a Permitted Lien, there is no financing statement under the Uniform Commercial Code or other writing creating or evidencing a Lien or security interest now on file in any public office covering any of the Collateral.

Federal Tax Identification Number. Borrower’s federal taxpayer identification number is 74-1668471.

Perfected, First Lien and Security Interest. Upon filing and indexing a Uniform Commercial Code Financing Statement (UCC 1) by Bank with the Delaware Secretary of State in accordance with the requirements of the Florida Uniform Commercial Code, the security interest granted to Bank by this Agreement will constitute a perfected first lien and security interest in the Collateral to the extent that a security interest may be perfected by filing under the Florida Uniform Commercial Code.

No Change of Name. Borrower has not changed its name, or the name under which Borrower conducts its business, within five (5) years preceding the date of this Agreement.

13.	BORROWER’S COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Bank that:

Financing Statements. Borrower, at its expense, shall make, procure, execute and deliver such financing statements, and any amendments, supplements and other writings, and shall take such other actions as Bank may, from time to time, require, as Bank reasonably deems to be necessary or appropriate to perfect, preserve, protect and enforce the lien and security interest granted to Bank pursuant to this Agreement, and to satisfy all requirements of the Uniform Commercial Code or applicable law of any jurisdiction governing the granting, perfection, preservation and enforcement of Bank’s Lien and security interest in and to each item of the Collateral. Borrower authorizes Bank, from time to time, at Borrower’s expense, to file any Uniform Commercial Code financing statement or other statements relating to the Collateral (without Borrower’s signature thereon) which Bank deems appropriate, and Borrower appoints Bank as Borrower’s attorney-in-fact to execute any such financing or other statements in Borrower’s name and to perform all other acts which Bank deems appropriate to perfect and to continue perfection of the lien and security interest granted by this Agreement.

Other Financing Statements. While this Agreement continues in full legal force and effect and is not terminated, Borrower will not execute or deliver, and there will not be on file in any public office, any financing statement creating or evidencing a Lien covering any of the Collateral, except for any Liens in favor of Bank and any financing statement filed with respect to Permitted Liens. Borrower further agrees that it will keep the Collateral free from any Lien or any other legal or equitable process of any kind or character, except for any Liens in favor of Bank or any financing statement filed with respect to Permitted Liens.

Condition of the Collateral. Borrower shall keep the equipment comprising the Collateral in good operating condition and repair, ordinary wear and tear excepted.

Removal. None of the inventory or equipment comprising the Collateral shall be removed from its present location or disposed of by Borrower without the prior written consent of Bank, other than sales and consumption of inventory in the normal conduct of the business.

Taxes. Borrower will pay as and when due and payable all taxes, levies, assessments and other impositions levied on the Collateral or any part thereof.

Insurance. Borrower shall have and maintain insurance at all times with respect to the equipment and inventory comprising the Collateral in such amounts, in such form, and with such companies as is reasonably satisfactory to Bank. All such policies of insurance shall provide for thirty (30) days prior written notice to Bank of cancellation or other adverse action with respect to the policy. Borrower, as soon as commercially reasonably practicable upon the execution and delivery of this Agreement, and from time to time as requested by Bank, shall provide Bank with a certificate of insurance or other evidence satisfactory to Bank of compliance with the insurance requirements of this Agreement.

Notice of Changes. Borrower will immediately notify Bank of any change in Borrower’s Federal tax identification number, principal place of business, chief executive office or place of organization.

Compliance With Laws. Borrower will comply with all statutes and laws, and the valid rules, ordinances and regulations of governmental authority relating to the ownership, use, storage, operation and possession of the equipment, inventory and other tangible items comprising the Collateral, and the conduct of Borrower’s business.

Further Assurances. Upon the request of Bank, Borrower shall do all acts and things that Bank may, from time to time, reasonably deem necessary or advisable to enable Bank to perfect, maintain and continue the perfection and priority of its security interest in the Collateral, or to facilitate the exercise by Bank of any rights or remedies granted to Bank under this Agreement or by law.

14.	EVENTS OF DEFAULT

Borrower shall be in default under this Agreement upon the happening of any of the following acts, events or omissions (hereinafter each called an “Event of Default”):

If Borrower fails to pay the Secured Obligations, or any installment or part thereof, when it becomes due, whether at the stated maturity, by acceleration, or otherwise.

The occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents.

If Borrower is in breach or default of this Agreement and such breach or default is not cured within ten (10) days after written notice of such default is delivered to Borrower by Bank.

If any statement, covenant, representation or warranty of Borrower contained in this Agreement is false, misleading or erroneous in any material respect.

In the event Borrower shall:

Execute a general assignment for the benefit of its creditors;

Become the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding;

Admit in writing its inability to pay its debts generally as they become due or fail to pay its debts as they become due;

Apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of all or a substantial part of its assets;

File a voluntary petition seeking protection under any debtor’s relief or other insolvency law now or hereafter existing;

File an answer admitting the material allegations of, or consenting to, or default in filing an answer to, a petition filed against it in any bankruptcy, reorganization or other insolvency proceedings; or

Institute or voluntarily be or become a party to any other judicial proceeding intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Bank granted under this Agreement.

In the event an order, judgment or decree shall be entered by any court of competent jurisdiction appointing a custodian, receiver, trustee or liquidator of Borrower, or of all or any substantial part of its Property.

In the event of the failure to have discharged within a period of thirty (30) days after the commencement thereof of any attachment, sequestration or similar proceedings against any of Borrower’s Property.

In the event the ownership of the Collateral or any of the Collateral or any legal or equitable interest therein, becomes vested in a Person other than Borrower, other than sales and consumption of inventory in the ordinary course of business.

In the event of the loss, theft, destruction, reduction in value, damage to or condemnation of the Collateral, or any material part of the Collateral, unless such loss is fully covered by proceeds of insurance.

15.	BANK’S RIGHTS AND REMEDIES

Bank, at any time, either before or after an Event of Default, at the sole option of Bank, but without any obligation to do so, may discharge, satisfy, perform or cause to be discharged, satisfied or performed, for and on behalf of Borrower, any covenants, representations, warranties or agreements contained in this Agreement which Borrower has failed or refuses to perform, and may pay for the repair, maintenance and preservation of any of the Collateral, including the payment of liens, taxes and the purchase of insurance, and may do all other things deemed necessary or proper by Bank to perfect the lien and security interest granted by this Agreement, and to preserve, collect, enforce and protect the Collateral, and the proceeds of any insurance insuring the Collateral, and all sums expended or obligations incurred therefor, including Attorneys’ Fees, court costs, agents’ fees or commissions, or any other costs or expenses incurred by Bank in connection therewith, shall become part of the Secured Obligations, shall bear interest from the date of payment at the rate of eighteen percent (18%) per annum or, if less, the maximum contract rate of interest permitted to be charge by applicable law, and shall be secured by this Agreement.

16.	GENERAL RIGHTS AND REMEDIES OF BANK

In addition to all rights and remedies granted to Bank at law, in equity or by agreement, including this Agreement, Bank has and may exercise all rights and remedies afforded a secured party under the Uniform Commercial Code.

17.	PUBLIC OR PRIVATE SALE OF THE COLLATERAL

After the occurrence of an Event of Default, Bank or its nominee, unless otherwise proscribed by law, after giving ten (10) days’ written notice to Borrower of intention to do so, may, from time to time, sell, assign and deliver the whole or any part of the Collateral at any broker’s board or at any private sale or at public auction, with or without demand or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms, and subject to such conditions and other provisions, as Bank in its sole discretion may determine. At any sale, Bank may bid for or purchase free from any right or redemption on the part of Borrower (all said rights being hereby waived and released), with respect to any portion of or all the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to Bank by Borrower as a credit against the purchase price, and Bank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability therefor. An agreement to sell all or any part of the Collateral shall be treated as a sale thereof, and Bank shall be free to carry out such sale pursuant to such agreement, and Borrower shall not be entitled to the return of any Collateral subject thereto, notwithstanding that after Bank shall have entered into such agreement, each Event of Default shall have been remedied or the Secured Obligations shall have been paid or otherwise satisfied or discharged in full. Borrower will execute and deliver such documents and take such other action as Bank deems necessary or advisable in order that any such sale shall be made in compliance with law.

Borrower agrees that ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes reasonable notification before disposition of the Collateral for purposes of the Uniform Commercial Code. The notice (if any) of such sale shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Bank may fix in the notice of such sale. Bank shall not be obligated to make any such sale pursuant to any such notice. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

Upon any such sale Bank shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind of Borrower, including any equity or right of redemption of Borrower that may be waived, and Borrower, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

In case of any sale of all or part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Bank until the selling price is paid by the purchaser, but Bank does not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

Borrower hereby irrevocably consents to any act by Bank or its agents in entering upon any premises for the purpose of either: (i) inspecting the Collateral or (ii) taking possession of the Collateral after any Event of Default, and Borrower hereby waives Borrower’s right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

In connection with Bank’s exercise of any rights or remedies under this Agreement, Bank may—

Require Borrower to assemble all records pertaining to the Collateral and make them available to Bank at a place to be designated by Bank which is reasonably convenient to both parties.

Without charge, use or occupy the premises of Borrower or premises under Borrower’s control.

Without charge, use any patent, trademark, trade name, or other intellectual property or technical process used by Borrower in connection with any of the Collateral.

Rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by Bank to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by Bank in accordance with such advice or instructions is deemed to be commercially reasonable.

Collect and apply all proceeds of the Collateral, may endorse the name of Borrower on any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or a different nature, constituting, evidencing or relating to the Collateral, and may receive and open all mail addressed to Borrower and remove therefrom any cash or noncash items of payment constituting proceeds of the Collateral.

Adjust, settle, and cancel any and all insurance covering any Collateral, endorse the name of Borrower on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

Notify account debtors that their accounts have been assigned to Bank, and that payments in respect of those accounts should be made directly to Bank.

18.	COSTS AND EXPENSES OF ENFORCEMENT

Borrower shall pay all costs and expenses incurred by Bank in enforcing this Agreement, realizing upon any Collateral and collecting any of the Secured Obligations, including Attorneys’ Fees and costs, whether suit is brought or not, and Borrower shall be liable for any deficiencies in the event the proceeds of disposition of the Collateral does not satisfy the Secured Obligations in full.

19.	BANK NOT LIABLE

All risk and liability for safekeeping of the Collateral shall at all times, either before or after possession thereof by Bank, remain that of Borrower. Bank shall not be liable for any act or omission on the part of Bank, its officers, agents, representatives, or employees, except for willful misconduct or gross negligence. Nothing contained in this Agreement shall be construed as requiring or obligating Bank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Bank, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any Property covered thereby. Nothing contained in this Agreement relieves Borrower of any of its obligations under this Agreement or any of the other of the Loan Documents or imposes any obligation on Bank to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Bank of any other or further right which it may have under this Agreement, any of the other Loan Documents, any other agreement, by law or otherwise.

20.	INDEMNIFICATION

Borrower shall indemnify and hold Bank harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage and expense of every nature, arising by reason of Bank’s enforcement of its rights and remedies under this Agreement, other than claims, causes of action, or other proceedings arising from the gross negligence or willful misconduct of Bank. As to any action taken by Bank under this Agreement, Bank shall not be liable for any error of judgment or mistake of fact or law, absent gross negligence or willful misconduct on its part.

21.	CUMULATIVE AND CONCURRENT REMEDIES

Each and every right and remedy given Bank, to the extent permitted by law, is cumulative and concurrent, and is in addition to any other right or remedy granted to Bank pursuant to this Agreement or now or hereafter existing at law or in equity, by statute or by agreement, and the exercise or partial exercise of any such right or remedy does not preclude the exercise of any other right or remedy.

22.	APPLICATION OF PROCEEDS

Bank shall apply the proceeds of any sale of the whole or any part of the Collateral, after first deducting all reasonable costs and expenses of collection, sale and delivery (including reasonable Attorneys’ Fees through all Proceedings) incurred by Bank in connection with such sale, to the payment of all or any amounts due and payable in respect of the Secured Obligations and, upon payment in full of all such amounts, shall pay over any balance of such proceeds and other monies according to law, and unless otherwise legally obligated, to Borrower. Bank shall account to Borrower for any surplus. If the proceeds are not sufficient to pay the Secured Obligations in full, Borrower shall remain liable for any deficiency.

23.	RELEASE OF COLLATERAL

Upon payment, performance or other satisfaction in full of the Secured Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, at its expense, of such of the Collateral remaining in the possession of Bank as has not theretofore been sold pursuant to this Agreement, together with any monies at the time held by Bank as Collateral under this Agreement.

24.	NO WAIVER

The failure of Bank to insist upon or enforce strict performance of any provision of this Agreement or to exercise any right, power or authority under this Agreement or available at law, in equity or by agreement, or the single or partial exercise of any such right, power or authority, shall not preclude any or further exercise thereof or the exercise of any other right, power or authority, or be construed as a waiver, renouncement or relinquishment to any extent of Bank’s right to assert or rely upon that provision, right, power or authority in that or any other instance, and that provision, right, power or authority shall continue in full legal force and effect without waiver, renouncement or relinquishment. No waiver by Bank of any provision of this Agreement shall be binding unless in writing and signed by Bank. No waiver by Bank of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver, unless otherwise expressly provided.

25.	SEVERABILITY

Each paragraph, section, provision, sentence and part thereof of this Agreement is severable from each other paragraph, section, provision, sentence or part thereof of this Agreement, and the invalidity or unenforceability of any such paragraph, section, provision, sentence or part thereof, does not affect the validity or enforceability of the balance of this Agreement. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court of competent jurisdiction, the parties to this Agreement intend that (i) such provision be deemed to be amended and restated to reflect as nearly as possible the original intentions of the parties in conformity with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement remain in full legal force and effect in accordance with their provisions. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in that jurisdiction and does not in any manner affect or render invalid or unenforceable that provision in any other jurisdiction or any other provision of this Agreement in that or any other jurisdiction.

26.	AMENDMENT

Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally nor in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

27.	GOVERNING LAW

The validity, construction, enforcement and interpretation of this Agreement is to be governed by the substantive laws of the State of Florida, without application of its conflicts of law principles, and the Federal law of the United States of America, except to the extent that the Florida Uniform Commercial Code requires the application of the law of another state. Any action, suit or proceeding arising out of this Agreement must be brought in the courts of the State of Florida, or in the United States courts located within the State of Florida, and each party irrevocably consents to and submits to the jurisdiction of those courts for the purpose of any suit, action or proceeding arising out of this Agreement, and irrevocably waives any objection which such party now or hereafter may have to the institution of any such suit, action or proceeding in a state or federal court located within the State of Florida, and further irrevocably waives any claim that such suit, action or proceeding in any such court has been brought in an inconvenient forum. The parties further agree that for purposes of any State court proceeding, the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, and for purposes of any federal court proceeding, the United States District Court for the Middle District of Florida, Tampa Division, is the proper venue, and each party waives any defense or claim that such venue is an improper or inconvenient forum and consents to the personal jurisdiction of such courts.

28.	WAIVER OF JURY TRIAL

Each party, as a condition of its right to enforce or defend any right under or in connection with this Agreement, waives any right to a trial by jury and agrees that any action shall be tried before a court and not before a jury.

29.	CONSTRUCTION

Whenever the context so requires, references in this Agreement to the singular shall include the plural, and the plural shall include the singular, and the masculine the feminine, the feminine the masculine, and the neuter both. There shall be no rule of construction for or against any party by reason of the physical preparation of this Agreement.

30.	THIRD-PARTY BENEFICIARY

Nothing contained in this Agreement is to be construed so as to grant or confer on any Person other than Bank and Borrower, and their respective successors and permitted assigns, any rights or privileges under this Agreement, and no Person is intended to be a third party beneficiary of this Agreement.

31.	HEADINGS

Paragraph, section and other headings used in this Agreement are used for convenience only and should not be construed as limiting this Agreement or any of its several paragraphs, sections or other parts to the provisions described by those headings.

32.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreement relating to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

BANK:		BORROWER:

M&I MARSHALL & ILLSLEY BANK		AEROSONIC CORPORATION

By:	/S/ John Astrab	By:	/S/ Douglas Hillman

Its:	Its:

Name:	Name:

[Signature Page to Security Agreement]